UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

5615 High Point Drive, Irving, Texas, 75038

(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (214) 453-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K regarding changes to the rights of holders of the common stock, par value $0.01 per share, of HMS Holdings Corp. (the “Company”), in director elections is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2018, at the annual meeting of stockholders (the “Annual Meeting”) of the Company, the Company’s stockholders approved an amendment to Article NINTH of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to declassify the Board of Directors (the “Board”). The amendment was filed with the Secretary of State of the State of Delaware on May 23, 2018 (the “Certificate of Amendment”) and became effective on such date. The amendment provides that, beginning with the 2019 annual meeting, directors whose previous terms are expiring will be subject to election for a one-year term ending on the date of the next succeeding annual meeting and, beginning with the 2020 annual meeting, the entire Board will be elected annually. Directors who have been elected to two-year terms prior to the effectiveness of the amendment (including directors elected at the 2018 Annual Meeting) will complete those terms.

Additionally, on February 16, 2018, the Board approved conforming amendments to Article II of the Company’s Amended and Restated Bylaws (the “Bylaws”) to declassify the Board to be effective upon the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment. The Board approved the implementation of the amendment to the Bylaws by means of a Second Amended and Restated Bylaws (the “Restated Bylaws”). The Restated Bylaws became effective on May 23, 2018.

The Certificate of Amendment and the Restated Bylaws are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on 8-K and are incorporated herein by reference. The foregoing description of the amendments made to the Certificate of Incorporation and the Bylaws is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment and Restated Bylaws, as applicable. A more detailed description of the material changes in rights of the Company’s stockholders as a result of such amendments was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2018, under the section describing Proposal Three on pages 74 through 75 of the proxy statement, which description is incorporated in its entirety herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 23, 2018, the Company held the Annual Meeting. Set forth below is information concerning each matter submitted to a vote at the Annual Meeting, including the final voting results.

1.       Proposal One – Election of Class I Directors

The stockholders elected each of the following individuals as a Class I director to hold office for a two-year term expiring on the date of the Company’s 2020 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.

Name	For	Against	Abstain	Broker Non-Votes
Robert Becker	72,685,020	666,922	49,882	3,194,929
Craig R. Callen	72,886,417	465,171	50,236	3,194,929
William C. Lucia	70,767,385	2,584,175	50,264	3,194,929
Bart M. Schwartz	72,682,366	669,222	50,236	3,194,929

2.        Proposal Two – Advisory approval of the Company’s 2017 executive compensation

The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers for 2017, as described in the proxy statement for the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
63,899,319	9,475,278	27,227	3,194,929

3.       Proposal Three – Approval of proposed amendment to the Company’s Certificate of Incorporation, as amended, to eliminate classification of the Board of Directors

The stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to declassify the Board, as described in the proxy statement for the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
73,293,441	84,788	23,595	3,194,929

4.       Proposal Four – Ratification of the selection of independent registered public accounting firm

The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
75,406,409	1,182,192	8,152

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of HMS Holdings Corp., dated May 23, 2018
3.2	Second Amended and Restated Bylaws of HMS Holdings Corp., dated May 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.

Date: May 25, 2018	By:	/s/ Meredith W. Bjorck
Meredith W. Bjorck
Executive Vice President, General Counsel and Secretary